SEVENTEENTH AMENDMENT TO THE

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS SEVENTEENTH AMENDMENT effective as of the last date on the signature block, to the Amended and Restated Fund Accounting Servicing Agreement dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit A of the Agreement, the funds list of the Company, to add the following funds:

-	SGI Enhanced Market Leaders ETF
-	F/m Ultrashort Treasury Inflation-Protected Security (TIPS) ETF
-	F/m High Yield 100 ETF

WHEREAS, the parties desire to amend the Agreement to update Schedule I and Schedule II of the Agreement, and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.
2.	Effective January 1, 2025, Schedule I of the Agreement is hereby superseded and replaced in its entirety with Amended Schedule I attached hereto.
3.	Effective January 1, 2025, Schedule II of the Agreement is hereby superseded and replaced in its entirety with Amended Schedule II attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley
Name:	James G. Shaw	Name:	Gregory Farley
Title:	CFO/COO & Secretary	Title:	Sr. Vice President
Date:	2/20/2025	Date:	2/20/25

Exhibit A

The Separate Mutual Fund Series and ETF Series of

The RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Master Offshore Fund Limited

Abbey Capital Multi Asset Fund

Abbey Capital Offshore Fund SPC

Abbey Capital Onshore Series LLC

ACMAF Master Offshore Limited

ACMAF Offshore SPC

ACMAF Onshore Series LLC

Adara Smaller Companies Fund

Aquarius International Fund

Boston Partners All-Cap Value Fund

Boston Partners Emerging Markets Dynamic Equity Fund

Boston Partners Emerging Markets Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Global Sustainability Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

Boston Partners Small Cap Value Fund II

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

F/m 10-Year Investment Grade Corporate Bond ETF

F/m 9-18 Month Investment Grade Corporate Bond ETF

F/m 15+ Year Investment Grade Corporate Bond ETF

F/m 20-Year Investment Grade Corporate Bond ETF

F/m 2-Year Investment Grade Corporate Bond ETF

F/m 30-Year Investment Grade Corporate Bond ETF

F/m 3-Year Investment Grade Corporate Bond ETF

F/m 5-Year Investment Grade Corporate Bond ETF

F/m 6-Month Investment Grade Corporate Bond ETF

F/m 7-Year Investment Grade Corporate Bond ETF

F/m Opportunistic Income ETF

F/m Investments Large Cap Focused Fund

F/m Emerald Life Sciences Innovation ETF

F/m Ultrashort Treasury Inflation-Protected Security (TIPS) ETF

F/m High Yield 100 ETF

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

Matson Money Fixed Income VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money U.S. Equity VI Portfolio

Motley Fool 100 Index ETF

Motley Fool Capital Efficiency 100 Index ETF

Motley Fool Global Opportunities ETF

Motley Fool Mid-Cap Growth ETF

Motley Fool Next Index ETF

Motley Fool Small-Cap Growth ETF

Oakhurst Fixed Income Fund

Oakhurst Short Duration Bond Fund

Oakhurst Short Duration High Yield Credit Fund

Optima Strategic Credit Fund

SGI Dynamic Tactical ETF

SGI Enhanced Core ETF

SGI Enhanced Global Income ETF

SGI Enhanced Market Leaders ETF

SGI Enhanced Nasdaq-100 ETF

SGI Global Equity Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

SGI Small Cap Core Fund

SGI U.S. Large Cap Core ETF

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

US Treasury 3 Month Bill ETF

US Treasury 6 Month Bill ETF

US Treasury 12 Month Bill ETF

US Treasury 20 Year Bond ETF

US Treasury 30 Year Bond ETF

US Treasury 2 Year Note ETF

US Treasury 3 Year Note ETF

US Treasury 5 Year Note ETF

US Treasury 7 Year Note ETF

US Treasury 10 Year Note ETF

WPG Partners Select Hedged Fund

WPG Partners Select Small Cap Value Fund

WPG Partners Small Cap Value Diversified Fund

Schedule I

Mutual Fund Fees

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets on Complex

[ ] basis points on the first $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the balance

Minimum Complex Fee: $[ ] per fund

Services Included in Annual Fee Per Fund

▪	Advisor Information Source – On-line access to portfolio management and compliance information.
▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪	U.S. Bank Regulatory Administration (e.g., annual registration statement update)
▪	Core Tax Services – See Additional Services Fee Schedule
▪	Section 15c reporting
▪	Electronic board book portal (BookMark)

Data Services

Pricing and Security Setup Services

For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

▪	$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
▪	$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
▪	$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
▪	$[ ] – Bank Loans
▪ Derivative	Instruments are generally charged at the following rates:
o	$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o	$[ ] – Swaptions
o	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>[ ]per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services (security paydown & prepayment time series)

▪	$[ ] per Foreign Equity Security per Month for Corporate Action Services
▪	$[ ] per Domestic Equity Security per Month for Corporate Action Services

▪	$[ ] per CMO and Asset Backed Security per Month for Factor Services
▪	$[ ] per Mortgage-Backed Security per Month for Factor Services

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees

•	$[ ] annual complex base fee

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund
▪	Form N-CEN – $[ ] per year, per Fund

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Additional Services Fee Schedule

Daily Compliance Services

■	$ [ ] per fund group per year - Base fee
■	Additional fee of $[ ] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User ([ ] OTC derivatives)	$[ ]
Full Derivative User (with []-[ ]OTC derivatives)	$[ ]
Full Derivative User (with [ ] or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]

*	Additional fees may apply from index providers

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[ ]% or less	$[ ]
More than [ ]% but less than [ ]%	$[ ]
[ ]% or more	$[ ]

▪	Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

TSR Pricing

$[ ] per year per fund for the first class plus

$[ ] per year per class after the first class

Schedule II

ETF Fees

Base Fee for Accounting, Administration, Transfer Agent Services

The following reflects the greater of the basis point fee or annual minimum for series of the Fund Complex

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets on Complex

[ ] basis points on the first $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the balance

Minimum Complex Fee: $[ ] per fund

Data Services

Pricing and Security Setup Services

For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

▪	$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
▪	$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
▪	$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
▪	$[ ] – Bank Loans
▪	Derivative Instruments are generally charged at the following rates:
o	$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o	$[ ] – Swaptions
o	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>25per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services (security paydown & prepayment time series)

▪	$[ ] per Foreign Equity Security per Month for Corporate Action Services
▪	$[ ] per Domestic Equity Security per Month for Corporate Action Services
▪	$[ ] per CMO and Asset Backed Security per Month for Factor Services
▪	$[ ] per Mortgage-Backed Security per Month for Factor Services

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees

▪	$[ ]annual complex base fee

Mutual Fund to ETF Conversion Fees

▪	Conversion project fee – TBD
▪	Transfer Agent fees for legacy mutual fund shareholder accounts
o	$[ ] annual fee per fund while any accounts are still open
o	$[ ] per open account

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund
▪	Form N-CEN – $[ ] per year, per Fund

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Additional Services Fee Schedule

Daily Compliance Services

■	$ [ ] per fund group per year - Base fee
■	Additional fee of $[ ] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User ([ ] OTC derivatives)	$[ ]
Full Derivative User (with [ ]-[ ] OTC derivatives)	$[ ]
Full Derivative User (with [ ] or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*	Additional fees may apply from index providers

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[2]
[ ]% or less	$[ ]
More than [ ]% but less than [ ]%	$[ ]
[ ]% or more	$[ ]

▪	Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

TSR Pricing

$[ ] per year per fund for the first class plus

$[ ] per year per class after the first class